Exhibit 10.11

LEASE AGREEMENT

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This Lease Agreement (“Lease”) dated as of this 10th day of January, 2023, by and between DEWEY AL L.L.C., a Minnesota limited liability company, and DEWEY MS L.L.C., a Minnesota limited liability company, as tenants in common (collectively, “Landlord”), and PETVIVO HOLDINGS, INC., a Nevada corporation (“Tenant”).

WHEREAS, in consideration of the Rent hereinafter defined, and the covenants contained herein, Landlord and Tenant hereby agree as follows:

ARTICLE 1

GRANTING CLAUSE

In consideration of the obligation of Tenant to pay Rent, as herein provided, and in consideration of and subject to the terms, covenants and conditions hereof, Landlord leases to Tenant and Tenant takes from Landlord, that certain space depicted on Exhibit A-1 attached hereto and incorporated herein by reference consisting of approximately 3,794 rentable square feet office plus 9,348 rentable square feet of warehouse, and 931 rentable square feet of shared dock area, totaling 14,073 rentable square feet (the “Premises”), commonly known as Suite D in that certain building having an address of 5555 West 78th Street, Edina, Minnesota and consisting of 73,399 rentable square feet (the “Building”) on that certain land legally described on Exhibit A-2 attached hereto and incorporated herein by reference (the “Property”), to have and to hold for a period of 123 months (10 years, 3 months) commencing April 1, 2023 (the “Commencement Date”) and expiring June 30, 2033 (the “Lease Term”). Promptly after the Commencement Date, Landlord and Tenant shall execute a written statement confirming the Commencement Date and Lease Term (the “Lease Confirmation Certificate”), but the enforceability of this Lease shall not be affected should either party fail or refuse to execute such Lease Confirmation Certificate. Tenant shall also have the non-exclusive right to use in common with other parties those areas of the Property including the parking areas, grounds, common restrooms, corridors, doorways and entrances (collectively, the “Common Areas”). Notwithstanding the foregoing provisions to the contrary, the Commencement Date set forth above is subject to Tenant having access to the Premises for the purpose of completing the Tenant Improvements (as defined below) to the office portion of the Premises by not later than February 1, 2023, and to the remainder of the Premises by not later than March 1, 2023. Should Tenant’s access be delayed past the dates set forth in the foregoing sentence and if Tenant is unable to complete the Tenant Improvements by April 1, 2023, then the Commencement Date shall be extended on a day for day basis equal to the number of days after the applicable date on which access to the applicable portion of the Premises was provided, or to the date that Tenant commences normal business operations at the Premises, whichever is earlier. Tenant shall have the right to access the Premises prior to the Commencement Date for the sole purpose of completing the Tenant Improvements; such access shall be without payment of Rent, but otherwise subject to the terms and conditions of this Lease. Upon completion of final plans for the Premises and determination of the respective actual rentable areas of the office and warehouse portions of the Premises, Landlord and Tenant shall confirm in writing such actual areas, provided that in no event shall such determination be deemed to increase or decrease the total rentable area of the Premises above 14,073 rentable square feet or to increase or decrease the Rent payable under this Lease.

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ARTICLE 2

ACCEPTANCE OF PREMISES AND TENANT IMPROVEMENT ALLOWANCE

(a) Tenant accepts the Premises in its current “AS-IS,” “WHERE-IS” and “WITH ALL FAULTS” condition subject to Landlord’s obligations under Article 2 (b) of this Lease and subject to Tenant’s inspection prior to taking possession of the Premises . Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business or that the Premises is in compliance with Legal Requirements that may be applicable to Tenant’s use and occupancy, and Tenant waives any implied warranty that the Premises is suitable for Tenant’s intended purposes. Except as otherwise expressly provided in this Lease, in no event shall Landlord have any obligation to cure, or liability for, any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises as provided herein.

(b) An initial rendering of Tenant’s proposed improvements to the Premises is attached hereto as Exhibit B and by this reference incorporated herein (the “Initial Plans”). The Initial Plans have been approved by each of Landlord and Tenant. The parties acknowledge that the Initial Plans are to modify the Premises to accommodate Tenant’s intended use. Tenant shall promptly provide any more detailed plans promptly after receipt of the same. Landlord shall be responsible for constructing the portion of the improvements described in Exhibit B-2 as being performed by Landlord (hereafter called “Landlord Work”) for and on behalf of Tenant. Tenant shall be responsible for constructing and paying for all other improvements shown on the Initial Plans, including the improvements described in Exhibit B-2 as being performed by Tenant (“Tenant Work”). Landlord and Tenant agree that the Landlord will provide a Tenant Improvement Allowance of $10 per square foot or $37,940, plus $25,000 for office and warehouse modifications. The allowance may be used for architectural fees, SAC & WAC charges, if any, signage, up to twenty (20) keys in addition to standard Premises locks and keys provided by Landlord, and Tenant Work. The allowance may not be used for any Furniture, Fixtures and Equipment. The Tenant Improvement Allowance shall be paid to Tenant within thirty (30) days after (i)Tenant completes the Tenant Work and requests such payment and (ii) Tenant provides Landlord with properly executed lien waivers from each of the contractors and subcontractors performing work on the Premises. All such work performed by Tenant and its contractors shall be done in a good and workmanlike manner using quality materials and shall comply with all applicable governmental laws, ordinances, rules, and regulations. Tenant agrees to indemnify and hold Landlord free and harmless from any liability, loss, cost, damage or expense (including attorney’s fees) by reason of any of such Alterations. Prior to commencing any of the Tenant Work, Tenant shall provide to Landlord a full set of any architectural and engineering plans obtained by Tenant for the work to be performed, a sworn construction statement for Tenant’s general contractor detaining the categories of the work to be completed, the contractor or subcontractor who will provide such work and an itemization of the cost of the work. If, within forty-five (45) days after the last to occur of completion of the Tenant Work and submission of a request for payment and properly executed lien waivers as described above, Landlord has not remitted to payment of the Tenant Improvement Allowance (or such lesser portion thereof for which Tenant has provided the required documentation as described above), Tenant may withhold payments of Base Rent and Additional Rent otherwise accruing under this Lease in an amount equal to the amount of the Tenant Improvement Allowance for which Tenant has provided a written request in compliance with the provisions above.

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ARTICLE 3

USE

(a) During the Lease Term and subject to applicable Legal Requirements, Tenant shall be entitled to access the Premises 24 hours per day, seven days per week, 365 days per year, subject to Force Majeure events. The Premises shall be used only for office, warehouse, clean room (production and testing), and quality control (the “Permitted Use”) and shall not be used for any other purpose. Landlord, in Landlord’s sole and absolute discretion, shall have the right to deny its consent to any change in the Permitted Use. Tenant shall not conduct or give notice of any auction, liquidation or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not subject the Premises to use that would damage the Premises, reasonable wear and tear excepted. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, vibrations, rodents, insects or pests to emanate from the Premises, nor take any other action which would constitute a nuisance or which would disturb, endanger or unreasonably interfere with any other tenants of the Building or Property.

(b) Overnight parking, outside storage, including, without limitation, storage of trucks and other vehicles (other than normal parking by Tenant’s employees and invitees), are prohibited without Landlord’s prior written consent.

(c) Tenant shall obtain, at Tenant’s sole cost and expense, any and all licenses and permits necessary for Tenant’s use of the Premises. Tenant shall use and occupy the Premises in compliance with all existing and future Legal Requirements (hereinafter defined) applicable to the Premises, as well as all requirements of Landlord’s insurance carrier and lender, if any. If any Legal Requirements shall, by reason of the nature of Tenant’s particular use or occupancy of the Premises (a “Tenant-Related Reason”), impose any duty upon Tenant or Landlord with respect to: (i) modification or other maintenance of the Premises or the Property or (ii) the use, alteration or occupancy thereof, Tenant shall comply with such Legal Requirements at Tenant’s sole cost and expense. The term “Legal Requirements” shall mean all of the following: covenants and restrictions, laws, statutes, building and zoning codes, judgments, ordinances, governmental orders, conditions of approval, permits, licenses, rules, and regulations (including, but not limited to, Title III of the Americans With Disabilities Act of 1990), as the same may be amended and supplemented from time to time, including, without limitation, all legal requirements that pertain to the Property. Subject to Tenant’s obligations hereunder, Landlord agrees to maintain the Property in compliance with all applicable Legal Requirements as required by the applicable governing authority. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to make, or reimburse Landlord for, any capital expenditures to comply with Legal Requirements unless the same are necessitated due to Tenant’s particular use of the Premises or are otherwise reimbursable to Landlord pursuant to the express terms of this Lease, and provided further that Tenant shall be responsible for the cost of any improvements to the Premises to the extent required to be made due to any changes to Title III of the Americans With Disabilities Act of 1990 enacted after the date of this Lease, but if such improvement is of a nature that it would be required of any commercial use of the Premises (as opposed to being required due to Tenant’s particular use of the Premises), then Tenant shall only be responsible for the portion of the cost of such improvement, amortized over the useful life of the improvement, accruing during the remaining term of this Lease).

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ARTICLE 4

RENT

Tenant shall pay Base Rent and Additional Rent (hereinafter defined) (collectively referred to as “Rent”) during the Lease Term, in advance, on the first day of each calendar month, or as otherwise set forth in this Lease, without notice, demand, setoff or deduction. In the event any Rent is due for a partial calendar month or year, the Rent shall be prorated to reflect that portion of the Lease Term within such month or year. The obligation to pay accrued but unpaid Rent shall survive the expiration or earlier termination of the Lease. The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. The first full monthly installment of Base Rent shall be payable upon Tenant’s execution of this Lease.

(a) Base Rent. Tenant shall pay to Landlord, as Base Rent, the amounts identified below. (THE BASE RENT MONTHLY AND PERIOD CHARGES SEEM TO BE INCORRECT. SEE TABLE FROM PREVIOUS VERSION)

Dates	Price per sq ft	Monthly	Period

4.1.23-6.30.23	ABATED	ABATED	0.00

7.1.23-3.31.24	$7.18	$8,420.35	$75,783.11

4.1.24-3.31.25	$7.36	$8,631.44	$103,577.28

4.1.25-3.31.26	$7.54	$8,842.54	$106,110.42

4.1.26-3.31.27	$7.73	$9,065.36	$108,784.29

4.1.27-3.31.28	$7.93	$9,299.91	$111,598.89

4.1.28-3.31.29	$8.12	$9,522.73	$114,272.76

4.1.29-3.31.30	$8.33	$9,769.01	$117,228.09

4.1.30-3.31.31	$8.54	$10,015.29	$120,183.42

4.1.31-3.31.32	$8.75	$10,261.56	$123,138.75

4.1.32-3.31.33	$8.97	$10,519.57	$126,234.81

4.1.33-6.30.33	$9.19	$10,577.57	$32,332.72

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(b) Additional Rent. “Additional Rent” shall be Tenant’s share of Building Operating Expenses, Taxes, and any other amounts due and payable under the terms and conditions of this Lease. Tenant’s proportionate share is estimated to be 19.1733% of total building square footage. During each full or partial calendar year during the Term of this Lease, Tenant shall pay to Landlord, as Additional Rental, an amount equal to the Real Estate Taxes and Building Operating Expenses (both as hereafter defined) per square foot of rentable area in the Building multiplied by the number of square feet of rentable area in the Premises prorated for the period that Tenant occupied the Premises. In the event that during all or any portion of any calendar year, the Building is not fully rented and occupied Landlord may make any appropriate adjustment in occupancy-related Building Operating Expenses (which for the purposes of this Lease shall be limited to management fees and utilities) for such year for the purpose of avoiding distortion of the amount of such Building Operating Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by determining on a commercially reasonable basis the Building Operating Expenses that would have been paid or incurred by Landlord had the Building been ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Building Operating Expenses for such year

(i) Landlord shall, each year during the Term of this Lease, give Tenant an estimate of Building Operating Expenses and Real Estate Taxes payable per square foot of rentable area for the coming calendar year. Tenant shall pay, as Additional Rental, along with its monthly Base Rent payments required hereunder, one-twelfth (1/12) of such estimated Building Operating Expenses and Real Estate Taxes and such Additional Rental shall be payable until subsequently adjusted for the following year pursuant to this Article. The 2022 estimated Operating Expense (CAM) expense is $2.38 and the estimated Real Estate Taxes are $2.94.

(ii) As soon as possible after the expiration of each calendar year, Landlord shall determine and certify to Tenant the actual Building Operating Expenses and Real Estate Taxes for the previous year per square foot of rentable area in the Building and the amount applicable to the Premises. If such statement shows that Tenant’s share of Building Operating Expenses and Real Estate Taxes exceeds Tenant’s estimated monthly payments for the previous calendar year, then Tenant shall, within thirty (30) days after receiving Landlord’s certification, pay such deficiency to Landlord. In the event of an overpayment by Tenant, such overpayment shall be refunded to Tenant, at the time of certification, in the form of an adjustment in the Additional Rental next coming due, or if at the end of the Term by a refund.

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(iii) For the purposes of this Article, the term “Real Estate Taxes” means the total of all taxes, fees, charges and assessments, general and special, ordinary and extraordinary, foreseen or unforeseen, which become due or payable against or upon the Building, the parcel(s) of land upon which it is located or Landlord. All costs and expenses incurred by Landlord during negotiations for or contests of the amount of Real Estate Taxes shall be included within the term “Real Estate Taxes.” For purposes of this Article, the term “Building Operating Expenses” shall be deemed to mean all costs and expenses directly related to the Building incurred by Landlord in the repair, operation, management and maintenance of the Building including interior and exterior and Common Area maintenance, management fees, cleaning expenses, energy expenses, insurance premiums, and the amortization of capital improvements made to reduce operating costs or necessary or due to governmental requirements or requirements of the insurer under any insurance policy carried on the Building by Landlord, in each case only to the extent that such requirements are imposed after the date of this Lease, maintenance and service charges for services provided by Landlord or its affiliate, all as determined on a commercially reasonable basis by Landlord.

(iv) Notwithstanding anything to the contrary contained in this Lease, Building Operating Expenses and Real Estate Taxes shall not include: the cost of capital improvements, unless such capital improvements are necessary to reduce operating costs or are necessary or due to governmental requirements or requirements of the insurer under any insurance policy carried on the Building by Landlord, in each case only to the extent that such requirements are imposed after the date of this Lease (in which case, the portion of the cost of any such improvement, amortized over the useful life thereof, incurred in any applicable year during the term of this Lease, shall constitute an Operating Expense for which Tenant shall be responsible for its proportionate share); depreciation; principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with marketing and leasing space in the Building, including brokerage commissions; lease concessions, rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Property; fines, interest and penalties incurred due to the late payment of Building Operating Expenses or Real Estate Taxes; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; any penalties or damages that Landlord pays to Tenant under the Lease or to other tenants in the Building under their respective leases; overhead and profit increment paid to subsidiaries or other affiliates of Landlord for services (including management services and the fees paid in connection therewith) on or to the Building or Property to the extent only that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience; or property management fees in excess of 3% of Base Rents and Additional Rents for the Building; any federal or state tax imposed on or measured by the income of Landlord from the operation of the Building or Property; any capital levy, franchise, capital stock, gift, estate or inheritance tax; any personal property taxes of Landlord or other tenants (other than taxes levied for property that is owned by Landlord and used exclusively in connection with the operation, maintenance and repair of the Building); all expenses for which Landlord has received reimbursements from other tenants at the Building or for which Landlord will be reimbursed from another source; costs of alterations or improvements of the leased premises of any other tenant in the Building; the cost of correcting defects in the original construction of the Building; costs, including, without limitation, penalties or fines imposed upon Landlord or any portion of the Building due to violation of any Laws or failure to timely pay obligations by Landlord or any other tenant or occupant; bad debt loss or rent loss; expenses for repairs occasioned by casualty loss to the extent such expense was required to be covered by insurance required to be maintained by Landlord under this Lease; expenses and costs associated with services provided to any tenant of the Building with separate charge, to the extent not provided to Tenant or for which Tenant is separately charged; costs for electricity or other utility services for which any tenant directly contracts with the local public service company, or which are otherwise charged directly to individual tenants (including Tenant) and costs of other services charged directly to individual tenants (including Tenant); labor and employee benefit costs for employees above the grade of property manager; rentals for equipment ordinarily considered to be of a capital nature; charges for services or materials provided by affiliates of Landlord to the extent in excess of customary charges for the same by landlords of similar buildings in the suburban Minneapolis market; dues paid to trade associations and similar expenses if there is no direct benefit to the tenants of the Building; the cost of removing hazardous substances in order to comply with legal requirements unless such hazardous substances were brought to the Property by Tenant or generated by Tenant; Landlord’s general corporate overhead and general administrative expenses not related to the operation of the Building; the cost of any political or charitable donations; the cost of purchasing, installing and replacing art work in the Building; increases in premiums for insurance carried by Landlord pursuant to this Lease, which increase is caused by use of the Building or Property by Landlord or any other tenant of Landlord which is hazardous on account of fire or otherwise or premiums for any insurance carried by Landlord which is not customarily carried by other reasonably prudent landlords in comparable office building in the suburban Minneapolis market; repair costs or penalties resulting from the gross negligence of Landlord, its agents, employees, contractors and/or other parties within the reasonable control of Landlord; to the extent any costs includable in Building Operating Expenses are incurred with respect to both the Building or Property and other properties (including, without limitation, salaries, fringe benefits and other compensation of Landlord’s personnel who provide such services to both the Building or Property and other properties), there shall be excluded from Building Operating Expenses a fair and reasonable percentage thereof which is properly allocable to such other properties; the cost of any separate electrical meter Landlord may provide to any of the tenants in the Building; costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan act or similar law; rent on any ground lease; and duplications of charges otherwise expressly provided to be paid by Tenant under this Lease. Further, in no event shall Landlord be entitled to a reimbursement for Building Operating Expenses in excess of 100% of the costs actually paid or incurred by Landlord in any applicable calendar year.

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(v) Landlord may at any time designate a fiscal year in lieu of a calendar year and in such event, at the time of such a change, there may be a billing for the fiscal year, which is less than 12 calendar months.

(vi) Landlord reserves, and Tenant hereby assigns to Landlord, the sole and exclusive right to contest, protest, petition for review, or otherwise seek a reduction in the Real Estate Taxes.

(vii) Tenant shall have the right from time to time (but not more than once in any 12 month period) to examine books and records relating to Building Operating Expenses and Real Estate Taxes for a period of four (4) months following Tenant’s receipt of Landlord’s annual certification thereof as described in subsection (ii) above. Such examinations shall be performed at Landlord’s offices during normal business hours and on reasonable prior written notice to Landlord. Such examinations shall be performed by direct employees of Tenant and/or certified public accountant. In the event said examination discloses an overpayment by Tenant, Landlord shall credit Tenant’s account in the amount of any overpayment disclosed. In the event Tenant’s examination reveals that the payment of Tenant’s Pro Rata Share of Building Operating Expenses or Real Estate Taxes was understated, Tenant shall pay such understated amount to Landlord as Additional Rent within thirty (30) days of the audit and shall pay for the cost of the audit. For the purposes of this Article 4, normal business hours shall be deemed to mean the period of time between 8:00 a.m. and 5:00 p.m., Monday through Friday, and specifically excluding Saturdays, Sundays and legal holidays.

(viii) The terms and provisions of this Paragraph 4 shall survive the expiration or earlier termination of this Lease.

ARTICLE 5

SECURITY DEPOSIT

Upon the execution hereof, Tenant agrees to pay Landlord the sum of $ 14,660.00 (the “Security Deposit”) to guarantee the payment of Base Rent and Additional Rent and the performance by Tenant of all the terms of this Lease. Such amount held as a Security Deposit shall bear no interest. Upon the occurrence of any default hereunder by Tenant, Landlord may use said Security Deposit to the extent necessary to cure such default, whether rent or otherwise. Any remaining balance of said Security Deposit shall be returned to Tenant upon compliance with the terms hereof and within forty-five (45) days after acceptance of the vacated Premises by Landlord in accordance with this Lease. Tenant understands that its potential liability under this Lease is not limited to the amount of the Security Deposit. Use of such Security Deposit by Landlord shall not constitute a waiver but is in addition to other remedies available to Landlord under this Lease and under law. Upon the use of all or any part of the Security Deposit to cure any default of Tenant, Tenant shall forthwith deposit with Landlord the amount of Security Deposit so used within 10 days after the date of Landlord’s written notice. Tenant will not be entitled to any interest on the Security Deposit, unless required by law.

ARTICLE 6

LATE CHARGE AND INTEREST

Tenant acknowledges and agrees that in the event any monthly installment of Rent is not paid by the fifth (5th) day of the month when due, Tenant shall be assessed a one-time late charge equal to ten percent (10%) of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty.

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ARTICLE 7

UTILITIES

(a) Landlord agrees to furnish sewer and water services. Gas and electrical services to the Premises are separately metered and payment for such services shall be made by Tenant directly to the provider thereof. Any upgrade or modification to utility services required by Tenant during the term of this Lease shall be made at Tenant’s expense.

(b) No temporary interruption or failure of such services incidental to the making of repairs, alterations or improvements, or due to accidents, strike, conditions, or events not under Landlord’s control, shall be deemed as an eviction of the Tenant or relieve the Tenant from any of the Tenant’s obligations hereunder, provided that if any utility interruption is within Landlord’s control and is not caused by the act or omission of Tenant, if such interruption continues for more than five (5) consecutive business days, Rent shall abate from the sixth (6th) business day of such interruption until such service is restored.

(c) Reserved.

(d) Tenant shall pay when due all charges for such services furnished to the Premises during the Term or any renewal or extension thereof.

(e) Tenant shall remove the trash from its premises or provide its own dumpster for trash and recycling and store the dumpster outside in the dock area of the Building at all times, in an area designated by Landlord, and Tenant shall be responsible for the removal of such trash. Tenant shall not leave or store any materials or trash on the grounds or Parking Area and shall not litter the grounds or Parking Area. If Landlord makes a trash room or area available to Tenant in the Building, Tenant shall dispose of its trash in said room or area if so requested by Landlord.

ARTICLE 8

REPAIRS AND MAINTENANCE

(a) Landlord, subject to inclusion in Building Operating Expenses, shall maintain and repair in good condition, and replace, if necessary, the structural elements of the Building (including, without limitation, structural portions of the roof, foundation and exterior walls of the Building), excluding reasonable wear and tear, uninsured losses and damages caused by Tenant and/or Tenant Parties (hereinafter defined). For purposes of this Paragraph, the term “exterior walls” shall not include windows, plate glass, office doors, dock doors, dock bumpers, office entries or any exterior improvement made by Tenant. Any structural repair or replacement to any part of the Property resulting from damage caused by Tenant and/or Tenant Parties shall be performed by Landlord, at Tenant’s sole cost and expense, which shall be payable upon demand.

(b) In addition to Landlord’s obligations as set forth above, Landlord shall also maintain in good repair and condition the Common Areas, and provide for pest control, snow and ice removal on or about the Property, except Tenant is responsible for all areas leading to parking areas from the building which includes all entrances, steps, sidewalks and ramps between snow removal occurrences. All costs incurred by Landlord in connection with the obligations in the preceding sentence shall be included in Building Operating Expenses and paid by Tenant in accordance with Paragraph 4 above. Notwithstanding anything contained herein to the contrary, Tenant shall be responsible for maintaining in good condition and repair all vestibules and doorway entrances. Landlord shall not be responsible for janitorial service to the Premises, vestibules or restrooms.

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(c) Tenant, at Tenant’s sole cost and expense, shall, at all times during the Lease Term and in accordance with all applicable Legal Requirements, maintain, service, repair and replace, if necessary, and keep in good condition and repair all portions of the Premises which are not expressly the responsibility of Landlord under this Lease (excluding reasonable wear and tear and casualty), including, but not limited to, fixtures, equipment and appurtenances thereto, any windows, plate glass, office doors, dock doors and ancillary equipment, office entries, interior walls and finish work, floors and floor coverings, water heaters, electrical systems and fixtures, dock bumpers, dock levelers, trailer lights and fans, shelters/seals and restraints, branch plumbing and fixtures up to points of common connection and pest extermination. Tenant further agrees not to obstruct entries, halls, stairways or other Common Areas nor use the same for anything other than their intended purpose, to provide and use carpet protector mats in all locations within the office areas where chairs with casters are used and that the use of the Premises, Parking Area and the Common Areas shall be subject to such reasonable policies and regulations as may be promulgated by Landlord for the comfort and convenience of the owners, occupants and visitors of the Building. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to make, or reimburse Landlord for, any capital improvements to comply with Legal Requirements unless the same are necessitated due to Tenant’s particular use of the Premises or are otherwise reimbursable to Landlord pursuant to the express terms of this Lease, and provided further that Tenant shall be responsible for the cost of any improvements to the Premises to the extent required to be made due to any changes to Title III of the Americans With Disabilities Act of 1990 enacted after the date of this Lease, but if such improvement is of a nature that it would be required of any commercial use of the Premises (as opposed to being required due to Tenant’s particular use of the Premises), then Tenant shall only be responsible for the portion of the cost of such improvement, amortized over the useful life of the improvement, accruing during the remaining term of this Lease).

(d) Tenant shall bear the full cost (other than for available insurance proceeds, if any) of any non-structural repair or non-structural replacement to any part of the Property resulting from damage caused by Tenant and/or Tenant Parties, which such repair or replacement shall be performed by Landlord at Tenant’s sole cost and expense (other than for available insurance proceeds, if any), which shall be paid within thirty (30) days after demand.

(e) Tenant shall perform all repairs and maintenance by a contractor approved by Landlord, in a good and workmanlike manner, using new materials of the same character, kind and quality as originally employed in, on or about the Property; and all such repairs and maintenance shall be in compliance with all applicable Legal Requirements, as well as all requirements of Landlord’s insurance carrier and lender, if any. In the event Tenant fails to properly perform any such repairs or maintenance within a reasonable period of time, Landlord, after thirty (30) days’ prior written notice to Tenant except in case of emergency, shall have the option to perform such repairs on behalf of Tenant, in which event Tenant shall reimburse Landlord, as Additional Rent, the costs thereof within thirty (30) days after receipt of Landlord’s invoice for same.

(f) Tenant shall, at its own expense and in accordance with the requirements of Article 9 below, install, maintain and repair a rooftop heating, ventilation, and air conditioning (HVAC) unit and related ductwork and equipment that serves any clean rooms maintained by Tenant at the Premises (the “New HVAC Unit”), as well as an emergency back-up power source (the “Back-up Power Source”). Landlord shall have no obligation to maintain a regularly scheduled preventive maintenance/service contract (“Preventative Maintenance Agreement”) for servicing the New HVAC Unit and shall not be responsible for any maintenance, repairs or replacement of such unit.

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(g) Landlord, on behalf of Tenant, at Tenant’s sole cost and expense, may enter into a Preventative Maintenance Agreement for servicing the five (5) ton HVAC unit to be relocated by Tenant at its expense over the warehouse area of the Premises in accordance with Exhibit B-2 (the “Relocated HVAC Unit”) as well as any other HVAC units exclusively serving the Premises (other than the New HVAC Unit), Such Preventative Maintenance Agreement entered into by Landlord may include, without limitation, all services suggested or recommended by the equipment manufacturer in the operation and maintenance of such system. Landlord shall perform all repairs and maintenance necessary for the Relocated HVAC Unit as well as any other HVAC units serving the Premises (other than the New HVAC Unit). Tenant shall reimburse Landlord, as an Operating Expense, Tenant’s proportionate share of all of Landlord’s costs in connection with the Preventative Maintenance Agreement, which amount shall be considered Additional Rent hereunder. Tenant shall reimburse Landlord directly for Landlord’s actual costs of repair and maintenance of the Relocated HVAC Unit as well as other HVAC units exclusively serving the Premises (other than the New HVAC Unit). Tenant will pay the cost of utilities for all heating, air conditioning and ventilation service provided to the Premises. Landlord shall replace, as necessary, any HVAC units exclusively serving the Premises (other than the New HVAC Unit), provided that in connection with any necessary replacement of such HVAC unit during the Term, Tenant will only be charged for the actual costs in monthly installments amortized over the useful economic life of such unit, together with interest at 5% per annum during each calendar year or portion thereof remaining in the Term. Notwithstanding anything to the contrary contained in this Lease, with respect to the Relocated HVAC Unit, for the first one (1) year following the Commencement Date, in no event shall Tenant be responsible for repair or other charges with respect to the same in excess of One Thousand and 00/100 Dollars ($1,000.00) except to the extent that any repair charges result from damage caused by Tenant, its agents or contractors in relocating and reinstalling said unit.

ARTICLE 9

ALTERATIONS

Tenant will not make any alterations, repairs, additions or improvements in or to the Premises (the foregoing being the “Alterations”) or add, disturb or in any way change any plumbing, wiring, life/safety or mechanical systems, locks, or structural portions of the Building without the prior written consent of the Landlord as to the character of the Alterations, the manner of doing the Alterations, and the contractor(s) doing the Alterations. Such consent shall not be unreasonably withheld, conditioned or delayed so long as such Alterations do not materially affect the Building structure, roof or mechanical, plumbing, electrical or HVAC systems. As a condition to Landlord’s consent to Alterations proposed by Tenant, the anticipated cost of which exceeds $50,000.00, Landlord may impose such conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish surety performance and/or payment bonds or other security for the payment of all costs incurred in connection with such Alterations, insurance against liabilities that may arise out of such Alterations, plans and specifications approved by Landlord and permits necessary for such Alterations, and any such Alterations shall performed by contractors recommended by or approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed). If such Alterations are performed by contractor(s) not retained by Landlord, Tenant shall, upon completion of such Alterations, deliver to Landlord evidence that payment for all such Alterations has been made by Tenant including mechanic’s lien waivers from all contractors and subcontractors. All such Alterations shall be done in a good and workmanlike manner using quality materials and shall comply with all applicable governmental laws, ordinances, rules, and regulations. Tenant agrees to indemnify and hold Landlord free and harmless from any liability, loss, cost, damage or expense (including attorney’s fees) by reason of any of such Alterations. Tenant shall pay the reasonable cost of modifications, if any, to the Building outside of the Premises required to accommodate any Alteration, provided that Landlord notifies Tenant in writing at the time of consenting to such Alteration as to the need for and estimated cost of any such modifications. If at the time Landlord consents to any Alteration Landlord notifies Tenant in writing that Landlord requires the removal of any such Alteration upon termination of this Lease, Tenant will remove the same upon termination of this Lease and repair any damages made from installation or removal of the Alterations to original condition or better. All other Alterations will remain Landlord’s property upon termination of this Lease and will be relinquished to Landlord in good condition, ordinary wear and tear, casualty or condemnation excepted. Notwithstanding the foregoing provisions to the contrary, Tenant shall have the right, at Tenant’s sole cost and expense, to remove the New HVAC Unit and the Back-up Power Source at the end of the Lease Term or any renewal thereof, provided that Tenant shall repair, at Tenant’s sole cost and expense, any damage to the roof and Building caused by such removal. If Tenant elects not to remove the New HVAC Unit, than prior to the date of expiration or other termination of this Lease it shall provide Landlord with copies of any repair and maintenance records Tenant has received for the New HVAC Unit.

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ARTICLE 10

INSURANCE

(a) Tenant will keep in force at its own expense for so long as this Lease remains in effect public liability insurance with respect to the Premises in which Landlord and any agent of Landlord identified to Tenant shall be named as an additional insured, in companies and in form acceptable to Landlord with a minimum combined limit of liability of Four Million Dollars ($4,000,000.00). This limit shall apply per location. Said insurance shall also provide for contractual liability coverage by endorsement. Tenant will further deposit with Landlord the policy or policies of such insurance or certificates thereof, or other acceptable evidence that such insurance is in effect, which evidence shall provide that Landlord shall be notified in writing thirty (30) days prior to cancellation, material change, or failure to renew the insurance. If Tenant shall not comply with its covenants made in this Article, Landlord may, at its option, cause insurance as aforesaid to be issued and in such event Tenant agrees to pay the premium for such insurance promptly upon Landlord’s demand.

(b) Landlord shall maintain “all risk” or “special form” property insurance covering the full replacement cost of the Property (including, without limitation, the improvements, equipment and building systems located thereon), but expressly excluding any Alterations, Tenant’s personal property. Landlord may, but is not obligated to, maintain such other insurance and additional coverages customary for owners of comparable buildings in the southwest suburban Minneapolis area as it may reasonably deem necessary. The cost of all such insurance shall be included as part of the Building Operating Expenses charged to Tenant as set forth in Paragraph 4. Tenant shall not do anything that would make void or voidable any insurance on the Premises or Property, and Tenant shall be responsible for paying to Landlord any increase in such insurance attributable solely to Tenant’s use or occupancy.

(c) All property insurance policies required to be maintained by Landlord and Tenant shall include a waiver of subrogation in favor of Landlord Parties or Tenant Parties, as the case may be. If any policy requires an endorsement to provide for waiver of subrogation, the applicable party shall cause the policy to be so endorsed. Landlord and Tenant, in the exercise of their commercial business judgment, acknowledge that the use of insurance is the best way to protect against the risk of loss to their respective properties and economic interests in the Property and the Premises. Accordingly, each agree that in the event of loss or damage to their respective properties or interests, such loss will be satisfied first by the insurance proceeds paid to the party suffering the loss, next by the additional insurance proceeds that would have been paid to the party suffering the loss had the insurance required hereunder been carried by such party, and finally, by the party causing the loss or damage. Without limiting any required waiver of subrogation herein, if and to the extent that applicable law permits a full waiver of claims between landlords and tenants in leases such as this Lease, then Landlord and Tenant waive all claims against the other as well as any of its affiliates, parent and subsidiaries, and their respective trustees, directors, officers, members, managers, venturers, partners, shareholders, agents, contractors, representatives, lenders, assignees, affiliates and employees of the other for any loss, damage or injury, notwithstanding the negligence of either party in causing a loss or the availability of insurance proceeds.

ARTICLE 11

ASSIGNMENT AND SUBLETTING BY TENANT

(a) Landlord’s Consent Required.

(i) No portion of the Premises or of Tenant’s interest in this Lease may be transferred by Tenant, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord’s prior written consent. If Tenant is a corporation, any change in the ownership of a controlling interest of the voting stock of the corporation shall require Landlord’s prior written consent, unless such ownership interests are publicly traded. Any assignee shall become liable directly to Landlord for all obligations of Tenant hereunder.

(ii) Any assignment of the Lease or subletting of the Premises shall be subject to an administrative fee in the amount of Five Hundred and No/100 Dollars ($500.00), in addition to any reasonable legal fees, due and payable by Tenant to Landlord as a condition to the granting of Landlord’s consent as required hereunder.

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(iii) Notwithstanding the foregoing provisions to the contrary, Tenant may assign or otherwise transfer this Lease, or any part thereof, or any interest hereunder, and may sublet or permit the use of the Premises, or any part thereof, without the prior written consent of Landlord, to: (i) any parent, subsidiary, affiliate, division or corporation controlled by or under common control of Tenant, or (ii) a successor entity related to Tenant by reorganization, merger, consolidation or the sale of all or substantially all of the capital stock or assets of Tenant (or any other transaction substantially similar in effect) (any transfer in described in clause (i) or (ii) above, a “Permitted Transfer”), provided that: (A) in the event of a transfer described in clause (i) above Tenant shall not be released from any of its obligations under this Lease;and (B) in the event of a transfer described in clause (i or ii) above, any successor entity has a net worth not less than the net worth of Tenant immediately prior to such transfer and (C) Landlord is notified in writing of such transfer prior to the transfer being made.

(b) No Release. No assignment of the Lease or subletting of the Premises under this Paragraph , with or without Landlord’s consent, shall release Tenant or change Tenant’s primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Landlord’s acceptance of Rent from any other person is not a waiver of any provisions of this Paragraph. Consent to one assignment or subletting is not a consent to any subsequent assignment or subletting. If Tenant’s assignee is in breach of this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the assignee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant’s assignee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant’s liability under this Lease. In addition, as used in this Paragraph, the term “Tenant” shall also mean any entity that has guaranteed Tenant’s obligations under this Lease, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor.

(c) Recapture Right. In the event of any proposed subletting or assignment (other than as permitted in subparagraph 11(a) (iii) above), Landlord shall have the option, in Landlord’s sole and absolute discretion, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises (other than as permitted in subparagraph 11(a) (iii) above), to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised by Landlord giving Tenant written notice within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above. If this Lease shall be terminated with respect to the entire Premises, the Lease Term shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Lease Term. If Landlord recaptures only a portion of the Premises, the Base Rent during the unexpired Lease Term shall abate proportionately based on the Base Rent due as of the date immediately prior to such recapture and Tenant’s Pro Rata Share shall be adjusted appropriately.

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(d) Excess Rent/Consideration. In the event that the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefore or incident thereto) exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord, as Additional Rent hereunder, one-half of all such excess Rent and other excess consideration (after deduction for reasonable expenses associated with such sublease or assignment, including legal and brokerage fees, advertising charges, and rent credits or other inducements actually incurred by Tenant) within ten (10) days following receipt thereof by Tenant.

(e) Collection of Rent. If this Lease is assigned or if the Premises is sublet (whether in whole or in part), or in the event of the mortgage, pledge or hypothecation of Tenant’s leasehold interest, or grant of any concession or license related to the Premises, or if the Premises is occupied in whole or in part by anyone other than Tenant, then upon a breach by Tenant hereunder Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee, licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next Rent payable hereunder; and all such Rent collected by Tenant shall be held in deposit for Landlord and immediately forwarded to Landlord. No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties or obligations hereunder.

ARTICLE 12

DEFAULT

If any one or more of the following occurs: (1) Base Rent, Additional Rent or other payment due from Tenant to Landlord shall be and remain unpaid in whole or in part for more than five (5) days after such payment is due; (2) Tenant shall violate or default on any of the other covenants, agreements, stipulations or conditions herein, or in any parking agreement(s) or other agreements between Landlord and Tenant relating to the Premises, and such violation or default shall continue for a period of thirty (30) days after written notice from Landlord of such violation or default, provided that if the nature of the default reasonably requires more than thirty (30) days to cure, Tenant shall have such additional time as is reasonably necessary provided that Tenant commences cure within thirty (30) days of written notice from Landlord and thereafter diligently prosecutes the same to completion; (3) if Tenant shall commence or have commenced against Tenant proceedings under a bankruptcy, receivership, insolvency or similar type of action; or (4) if Tenant shall abandon the Premises (provided that Tenant shall not be deemed to have abandoned the Premises if it continues to pay Rent and perform its other obligations under this Lease, and takes reasonable steps to monitor and secure the Premises); then it shall be optional for Landlord, without further notice or demand, to cure such default or to declare this Lease forfeited and the said Term ended, or to terminate only Tenant’s right to possession of the Premises, and to re-enter the Premises, with or without process of law, using such force as may be necessary to remove all persons or chattels therefrom, and Landlord shall not be liable for damages by reason of such re-entry or forfeiture; but notwithstanding re-entry by Landlord or termination only of Tenant’s right to possession of the Premises, the liability of Tenant for the rent and all other sums provided herein shall not be relinquished or extinguished for the balance of the Term of this Lease and Landlord shall be entitled to periodically sue Tenant for all sums due under this Lease or which become due prior to judgment, but such suit shall not bar subsequent suits for any further sums coming due thereafter. Tenant shall be responsible for, in addition to the rentals and other sums agreed to be paid hereunder, the cost of any necessary maintenance, repair, restoration, reletting (including related cost of removal or modification of tenant improvements) or cure as well as reasonable attorney’s fees incurred or awarded in any suit or action instituted by Landlord to enforce the provisions of this Lease, regain possession of the Premises, or the collection of the rentals due Landlord hereunder. If Tenant is in breach of any provision of this Lease, other than for the payment of Rent, Landlord may (but shall not be obligated to) cure such breach on behalf of Tenant, at Tenant’s sole cost and expense. Further, Landlord may (but shall not be obligated to) perform any obligation of Tenant, without notice to Tenant, should Landlord deem the performance of same to be an emergency or otherwise necessary to comply with Legal Requirements. Any monies expended by Landlord to cure any such breach or resolve any deemed emergency shall be payable by Tenant as Additional Rent. If Landlord incurs any expense, including reasonable attorneys’ fees, in prosecuting and/or defending any action or proceeding by reason of any emergency or breach, Tenant shall reimburse Landlord for same, as Additional Rent, within thirty (30) days following receipt of Landlord’s written demand thereof. Each right or remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise.

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ARTICLE 13

LIMITATION OF LIABILITY AND DEFAULT OF LANDLORD

(a) Landlord shall not be in default of any obligation of Landlord hereunder unless Landlord fails to perform such obligations within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

(b) The term “Landlord” in this Lease shall mean only the then current owner of the Property; and in the event of a sale or conveyance by such owner of its interest in the Property, such owner shall be released from any and all liability under this Lease thereafter accruing.

(c) Any liability of Landlord shall be limited solely to Landlord’s interest in the Property, and in no event shall any personal liability be asserted against any or all of Landlord Parties in connection with this Lease nor shall any recourse be had to any other property or assets of any or all of Landlord Parties.

(d) Tenant’s sole and exclusive remedy for a default or breach of this Lease by Landlord shall be either (i) an action for damages, or (ii) an action for injunctive relief; Tenant hereby waiving and agreeing that Tenant shall have no other remedies on account of any breach or default by Landlord under this Lease including, without limitation, any offset rights. Under no circumstances whatsoever shall Landlord ever be liable for punitive, consequential or special damages under this Lease; and Tenant waives any rights it may have to such damages under this Lease in the event of a breach or default by Landlord under this Lease.

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ARTICLE 14

DAMAGE AND DESTRUCTION

(a) Tenant will notify Landlord promptly after Tenant learns of any fire, casualty, damage to or defect in the Premises or Building which was caused by Tenant, its contractors, employees, licensees or invitees or for the repair of which Landlord might be responsible. If fifty percent (50%) or more of the rentable area of the Building is damaged or destroyed by fire or other casualty, the Landlord shall have the right to terminate this Lease, provided it gives written notice thereof to the Tenant within ninety (90) days after such damage or destruction. If (i) the above-described portion of the Building is damaged by fire or other casualty, and Landlord does not elect to terminate this Lease, or (ii) if less than the above-described portion of the Building is so damaged or destroyed, then the Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to such damage or destruction, as reasonably possible, and the rentals shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to the entire Premises. In addition, if the Premises is damaged in whole or in part during the last twelve (12) months of the Term of this Lease, such damage is not caused by Tenant or its invitees and is not suitable, in Tenant’s reasonable opinion, for the conduct of Tenant’s business, then Tenant may terminate this Lease by giving Landlord notice within forty-five (45) days of the occurrence of such casualty. Notwithstanding anything contained herein to the contrary, Landlord will not be required to spend more for such repair and restoration than the insurance proceeds available to the Landlord as a result of the fire or other casualty. To the extent Tenant is responsible for insuring leasehold improvements, furniture, equipment or Tenant’s inventory and stock-in-trade, Tenant agrees, promptly upon notice from Landlord that Landlord is repairing the Premises or the Building, to file such claims and pursue such repairs to the Premises in order to rebuild the Premises, including all such leasehold improvements, furniture and equipment and to reopen Tenant’s business within 20 days after the completion of Landlord’s repairs. In the event the Landlord has not completed restoration of the premises within one hundred eighty (180) days from the date of casualty (subject to delay due to weather conditions, shortages of labor or materials or other reasons beyond Landlord’s reasonable control, Tenant may, so long as such delay is not caused in whole or primarily by Tenant, terminate this Lease by written notice to Landlord within thirty (30) days following the expiration of such 180 day period (as extended for reasons beyond Landlords control as provided above) unless, within thirty (30) days following receipt of such notice, Landlord has substantially completed such restoration and delivered the premises to Tenant for occupancy. Notwithstanding anything to the contrary herein, in the event Tenant is responsible for the damage or destruction provided for in this Article 14, Tenant shall not have the right to terminate this Lease if Landlord is willing to rebuild and restore the Premises.

(b) In no event will Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage cause by fire or other casualty or the repair of such damage, provided however that, to the extent Tenant remains in possession of a portion of the Premises, Landlord will take all reasonable steps to minimize the disruption to Tenant’s business and use of such portion of the Premises during the period of repair.

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ARTICLE 15

CONDEMNATION

If the whole or any material part of the Property or the Premises shall be taken in condemnation, or transferred by agreement in lieu of condemnation, which in Tenant’s reasonable judgment, materially and adversely affects Tenant’s Permitted Use of the Premises, or in Landlord’s reasonable judgment, materially interferes with or impairs its ownership or operation of the Property, then either Tenant or Landlord may terminate this Lease by serving the other party with written notice of same, effective as of the taking date. If neither Tenant nor Landlord elects to terminate this Lease as aforesaid, then this Lease shall terminate on the taking date only as to that portion of the Premises so taken, and the Rent and other charges payable by Tenant shall be reduced proportionally. Landlord shall be entitled to, and Tenant hereby assigns to Landlord any interests it might have in, the entire condemnation award for all realty and improvements and the value of Tenant’s leasehold interest. Tenant shall, to the extent available from the condemning authority and separately awarded to Tenant but only to the extent that same shall not diminish Landlord’s award, be entitled to an award for Alterations, trade fixtures, Tenant’s personal property, and reasonable moving expenses only, provided Tenant independently petitions the condemning authority for same. Notwithstanding the aforesaid, if any condemnation only takes a portion of the parking area and the remaining portion of the parking area is sufficient to provide Tenant, in Tenant’s reasonable opinion, with adequate parking, this Lease shall continue in full force and effect without modification.

ARTICLE 16

INSPECTION

Upon no less than 24 hours prior written notice to Tenant (except in the event of an emergency when no such notice shall be necessary), Landlord shall have the right to enter and inspect the Premises at any reasonable time to ascertain the condition of the Premises or to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease; provided, however, Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant’s business in the Premises during such entry by Landlord, and provided further that any clean rooms in the Premises are secure areas to which Landlord shall not have access unless accompanied by a designated representative of Tenant except in the event of an emergency when no prior notice shall be necessary provided that Landlord shall promptly thereafter notify Tenant of such entry. In addition, thereto, during the last nine (9) months of the Lease Term, Landlord shall have the right to enter the Premises at any reasonable time to show the Premises to prospective tenants, and during said nine (9) months, Landlord shall have the right to erect on the Property suitable signs indicating that the Premises is available for lease. Landlord shall retain sole control over the Common Areas and public parts of the Property, and shall have the right at any time, without the same constituting any actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of Common Areas and public parts of the Property.

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ARTICLE 17

RESERVED

ARTICLE 18

LIENS

In the event any lien shall at any time be filed against the Premises or any part of the Building by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant or to secure any portion of the Premises for payment of any debt, Tenant shall forthwith cause the same to be discharged of record. If Tenant shall fail to cause such lien forthwith to be discharged within thirty (30) days after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, or by bonding, and the amount so paid by Landlord and all costs and expenses, including reasonable attorney’s fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable in full by Tenant to Landlord on demand.

ARTICLE 19

SUBORDINATION

Tenant agrees that this Lease shall be subordinate to any mortgage(s) that may now or hereafter be placed upon the Building or any part thereof, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof, provided the mortgagee named in any such mortgage shall agree to recognize this Lease and not disturb Tenant’s rights hereunder in the event of foreclosure provided the Tenant is not in default beyond any applicable cure period. This subordination and non-disturbance shall be self-operative and no further certificate or instrument of subordination need be required by any such mortgagee. In confirmation of such subordination and non-disturbance, however, Tenant shall promptly execute and deliver any instrument, in recordable form, as reasonably required by Landlord’s Mortgagee and is consistent with the provisions of this Article 19. In the event of any mortgagee electing to have the Lease a prior encumbrance to its mortgage, then and in such event upon such mortgagee notifying Tenant to that effect, this Lease shall be deemed prior in encumbrance to the said mortgage, whether this Lease is dated prior to or subsequent to the date of said mortgage.

ARTICLE 20

ESTOPPEL CERTIFICATES

Each party hereto agrees that at any time, and from time to time during the Term of this Lease (but not more often than twice in each calendar year), within twenty (20) days after request by the other party hereto, it will execute, acknowledge and deliver to such other party or to any prospective purchaser, assignee or mortgagee designated by such other party, an estoppel certificate in a customary form reasonably acceptable to Landlord. Tenant agrees to provide Landlord (but not more often than twice in any calendar year), within twenty (20) days of request, the then most current publicly available financial statements of Tenant and any guarantors of this Lease, and if available, shall be audited and certified by a certified public accountant. Landlord shall keep such financial statements confidential, except Landlord shall, in confidence, be entitled to disclose such financial statements to existing or prospective mortgagees or purchasers of the Building.

ARTICLE 21

QUIET ENJOYMENT

So long as Tenant is not then in default under this Lease beyond any applicable cure period, Tenant shall, subject to the terms of this Lease, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

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ARTICLE 22

SURRENDER/HOLDOVER

(a) Upon the expiration or earlier termination of the Lease, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean (excluding reasonable wear and tear, casualty and condemnation). Tenant may remove trade fixtures, including kitchen cabinets, countertop, sink, faucet, attached to the Property. In addition, Tenant shall have the right to remove Tenant’s office demountable partitions, manufacturing and production equipment, water system, laboratory dish washers, clean room improvements, and any HVAC system installed by Tenant except the five (5) ton unit relocated by Tenant as provided for herein. Tenant will pay Landlord on within thirty (30) days after demand the cost of repairing any damage to the Premises or building caused by installation and/or removal of any such items. Any Alterations, trade fixtures and Tenant’s personal property that are not removed by Tenant, as permitted or required herein, shall be deemed abandoned and may be stored, removed, and/or disposed of by Landlord at Tenant’s sole cost and expense; and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such items. All obligations of Landlord or Tenant hereunder not fully performed as of the termination of the Lease shall survive such termination, including, without limitation, indemnity obligations, payment obligations, and obligations concerning the condition and repair of the Premises.

(b) If Tenant retains possession of the Premises after the expiration or earlier termination of the Lease, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all obligations of Tenant under this Lease shall be applicable during such holdover period, except that the Base Rent payable by Tenant during such holdover period (regardless of whether or not Landlord has consented to such holdover) shall be an amount equal to one hundred fifty percent (150%) of the Base Rent payable during the last full calendar month of the Lease Term prior to any such holdover, computed on a per diem basis during such holdover period. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, unless otherwise agreed in writing, shall be construed as consent for Tenant to retain possession of the Premises.

(c) After Tenant takes sole possession of the Premises, Tenant is responsible, at its sole cost and expense, for removing any person or entity, authorized or unauthorized by Tenant, from the Premises who may have been on the Premises after Tenant takes such possession and prior to the expiration or earlier termination of the Lease and continues to occupy any portion of the Premises thereafter. Failure to remove such person or entity from the Premises upon the expiration or earlier termination of the Lease constitutes a holdover and Tenant is authorized to act as Landlord’s agent for the limited purpose of removal of such occupant, even if such removal occurs after the expiration or earlier termination of the Lease.

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ARTICLE 23

HOLD HARMLESS AND INDEMNIFICATION

(a) Except in the event of, and to the extent of, Landlord’s negligence, willful misconduct or breach of this Lease, Tenant hereby indemnifies, defends, and holds Landlord and Landlord Parties (hereinafter defined) harmless from and against any and all Losses (hereinafter defined) arising from or in connection with any negligent or willful act or omission of any or all of Tenant, its affiliates, parents, subsidiaries, and their respective trustees, directors, shareholders, partners, members, managers, venturers, officers, employees, agents, invitees, assignees, sublessees, contractors, or representatives (collectively, “Tenant Parties”). Tenant also indemnifies, defends, and holds the Landlord Parties harmless from and against any and all Losses arising from or in connection with any or all of: (x) any breach by Tenant of any or all of its warranties, representations and covenants under this Lease; (y) the creation or existence of any Hazardous Materials in, at, on or under the Premises or the Property, if and to the extent brought to the Premises or the Property or caused by any or all of Tenant and Tenant Parties; and (z) any violation or alleged violation by any or all of Tenant and Tenant Parties of any Legal Requirement. The obligations of Tenant in the two prior sentences are referred to collectively as “Tenant’s Indemnified Matters.” In case any action or proceeding is brought against any or all of the Landlord Parties by reason of any of Tenant’s Indemnified Matters, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding by counsel reasonably satisfactory to, or selected by, Landlord. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (actual, but except in connection with third party tort claims, not indirect, special, consequential, or punitive), penalties, fines, liabilities, losses of every kind and nature, suits, administrative proceedings, costs, and fees, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses, and the costs of cleanup, remediation, removal, and restoration that are in any way related to any matter covered by the foregoing indemnity.

(b) Except in the event of, and to the extent of, Tenant’s negligence, willful misconduct or breach of this Lease, Landlord hereby indemnifies, defends, and holds Tenant and Tenant Parties (hereinafter defined) harmless from and against any and all Losses arising from or in connection with any negligent or willful act or omission of any or all of Landlord, its affiliates, parents, subsidiaries, and their respective trustees, directors, shareholders, partners, members, managers, venturers, officers, employees, agents, invitees, assignees, sublessees, contractors, or representatives (collectively, “Landlord Parties”). Landlord also indemnifies, defends, and holds the Tenant Parties harmless from and against any and all Losses arising from or in connection with any or all of: (x) any breach by Landlord of any or all of its warranties, representations and covenants under this Lease; (y) the creation or existence of any Hazardous Materials in, at, on or under the Premises or the Property, if and to the extent brought to the Premises or the Property or caused by any or all of Landlord and Landlord Parties; and (z) any violation or alleged violation by any or all of Landlord and Landlord Parties of any Legal Requirement. The obligations of Landlord in the two prior sentences are referred to collectively as “Landlord’s Indemnified Matters.” In case any action or proceeding is brought against any or all of the Tenant Parties by reason of any of Landlord’s Indemnified Matters, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to, or selected by, Tenant.

(c) The terms of this Article 24 shall survive the expiration or earlier termination of this Lease.

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ARTICLE 24

SIGNS

No signs or other advertising materials shall be erected, attached or affixed to any portion of the interior or exterior of the Premises or the Building without the express prior written consent of Landlord. Tenant agrees that the only Tenant signage permitted on or in any part of the Premises and visible from the exterior of the Premises shall be Landlord’s standard building signage, approved and installed by Landlord at Tenant’s expense. Tenant agrees to maintain its signage in good repair, and to hold Landlord harmless from any loss, cost, or damages resulting from the erection, existence, maintenance, or removal of the signage. Landlord may upon 24 hours’ prior notice enter the Premises at any time and, at the expense of Tenant, remove unauthorized signs without liability for damages. Landlord may replace or maintain any signage at the Premises or Building and the cost of such replacement or maintenance shall be the obligation of Tenant payable on demand.

ARTICLE 25

PARKING

Tenant shall be entitled to park in common with other tenants of the Property in those areas designated for non-reserved parking. In no event shall Landlord grant reserved or other preferential parking rights to any tenants or other occupants such that total non-reserved parking available to Tenant is equal to less than 2.3 parking spaces per 1,000 rentable square feet of leased space. Tenant shall be responsible for all vehicles owned, rented or used by Tenant and/or Tenant Parties in or about the Property and agrees not to use or permit the use of overnight storage of any motor vehicles or trailers on the property. Tenant shall not park or store any motor vehicles or trailers within the Premises. Upon request by Landlord, Tenant shall move its trucks and vehicles if, in Landlord’s reasonable opinion, said vehicles are in violation of any of the above restrictions.

ARTICLE 26

POLICIES AND REGULATIONS

Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable policies and regulations covering use of the Premises and the Property. Landlord may revise any such policies and regulations from time to time in Landlord’s reasonable discretion, provided that any such policies and regulations are consistent with similar buildings in the southwest suburban Minneapolis area and are enforced uniformly and in a non-discriminatory manner. Landlord shall not have any liability or obligation for the breach of any policies or regulations by other tenants in the Property. In the event of any conflict between such policies and regulations and other provisions of this Lease, the provisions of this Lease shall control. Attached hereto and incorporated herein by reference as Exhibit B is the Landlord’s current Policies and Regulations, which may be amended from time to time by Landlord.

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ARTICLE 27

RESERVED

ARTICLE 28

HAZARDOUS MATERIALS

Except for Hazardous Materials contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, and except for de minimis quantities of gas, propane, fluids, or oil used in Tenant’s equipment or forklifts as part of Tenant’s normal business operations, including, but not limited to, the materials listed on Exhibit D attached hereto and incorporated herein by reference (collectively, “Permitted Materials”), Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, or disposed of in, on or about the Property by Tenant and/or Tenant Parties, without the prior written consent of Landlord. Landlord shall be entitled to take into account any factors or facts as Landlord may determine to be relevant to determining whether to grant or withhold consent to Tenant’s proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks in, on or about the Property other than as described on Exhibit E attached hereto and incorporated herein by reference, subject to minor modifications from time to time by Tenant to conform to best treatment practices, as determined by Tenant. Tenant shall at all times comply with all applicable Legal Requirements relating to Hazardous Materials generated, brought upon, used, stored, treated or disposed of by Tenant in, on or about the Premises. Tenant, at Tenant’s sole cost and expense, shall remediate in a manner satisfactory to Landlord, or any Legal Requirements, any Hazardous Materials released in, on or about the Property by Tenant and/or Tenant Parties. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. Landlord shall at all times comply with all applicable Legal Requirements relating to Hazardous Materials generated, brought upon, used, stored, treated or disposed of by Landlord in, on or about the Property. Landlord, at Landlord’s sole cost and expense, shall remediate in a manner satisfactory to Landlord, or any Legal Requirements, any Hazardous Materials released in, on or about the Property by Landlord and/or Landlord Parties. As defined in any applicable laws, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant and/or Tenant Parties, the wastes, by-products or residues generated, resulting or produced therefrom. As used in the Lease, the term “Hazardous Materials” includes Permitted Materials and also means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material, waste or related materials, including any substances defined as or included in the definition of “hazardous substance,” “hazardous wastes,” “hazardous material,” or “toxic substances” now or subsequently regulated under any applicable federal, state, or local laws or regulations, including, without limitation, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Each of the covenants and agreements of Tenant set forth in this Paragraph shall survive the expiration or earlier termination of this Lease.

ARTICLE 29

Tenant acknowledges and agrees that, while Landlord may patrol the exterior of the Building and the surrounding Property, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be permitted to install their own security system for the Premises after obtaining the prior written consent of Landlord for the equipment and manner of installation. Tenant shall be responsible for all costs and fees related to any security system, and Landlord shall be provided with all system access codes, passwords, instructions and emergency contact information, provided that Landlord shall give the Tenant not less than 24 hours prior notice of entry, except in case of emergency, in which case Landlord shall notify Tenant as promptly as reasonably possible thereafter, and provided further that any clean rooms in the Premises are secure areas to which Landlord shall not have access unless accompanied by a designated representative of Tenant except in the event of an emergency when no prior notice shall be necessary provided that Landlord shall promptly thereafter notify Tenant of such entry. Tenant shall remove all such security systems and installations, and repair any damage caused by such removal, upon surrender of the Premises and restore premises to original condition.

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ARTICLE 30

BROKERAGE

Landlord and Tenant each warrant to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease except for Avison Young and Bahno Commercial Real Estate, whose commissions shall be paid by Landlord. Landlord and Tenant each hereby agree to indemnify, defend and hold the other harmless from and against all claims for any brokerage commissions, finders’ fees, or similar payments by any persons and all costs, expenses, and liabilities incurred in connection with such claims, including reasonable attorneys’ fees and costs.

ARTICLE 31

NOTICES

All notices required to be given under this Lease shall be in writing and shall be deemed to have been received (i) upon delivery if delivered by hand, (ii) one day after deposit with a nationally recognized overnight courier service, or (iii) three business days after deposit in the United States mail, certified or registered, postage prepaid, return receipt requested. All notices shall be addressed to the parties hereto at their respective addresses set forth below. If any notice is refused, or if the party to whom any such notice is sent has relocated without leaving a forwarding address, then the notice shall be deemed to have been received on the date the notice-receipt is returned stating that the same was refused or is undeliverable at such address. Either party may designate a different notice address by giving notice of same to the other party in accordance with this Section.

Notice to Landlord:	DEWEY MS LLC

DEWEY AL LLC

c/o Allied Parking, Inc.

800 South 9th Street

Minneapolis, MN 55404-1205

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With copy to:

W Management, LLC

800 South Ninth Street

Minneapolis, MN 55404

Attn: Anne Snyder

Notice to Tenant:	PETVIVO HOLDINGS, INC.

5555 West 78th Street, Suite D

Edina, MN 55439

Attn: Randy Meyer

With copy to:

PETVIVO HOLDINGS, INC.

5151 Edina Industrial Boulevard, Suite 575

Edina, MN 55439

Attn: Robert J. Folkes

ARTICLE 32

FORCE MAJEURE

Except for monetary obligations, in the event any obligation to be performed by either Landlord or Tenant is prevented or delayed due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, or other causes beyond the reasonable control of such party (each or collectively referred to herein as “Force Majeure”), the party liable to perform such obligation shall be excused from performing same for a period of time equal to any aforesaid delay.

ARTICLE 33

PATRIOT ACT COMPLIANCE

Tenant represents to Landlord that Tenant is not a person or entity described by Section 1 of the Executive Order (No. 13224) Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 24, 2001), and does not engage in any dealings or transactions, and is not otherwise associated, with any such persons or entities or any forbidden entity. A “forbidden entity” is defined as (a) the governments of Cuba, Iran, North Korea, Myanmar, Syria and Sudan (each, a “Prohibited Country”) and any of their agencies, including but not limited to, political units and subdivisions (each, a “Prohibited Government”); (b) any company that (i) is wholly or partially managed or controlled by a Prohibited Government, (ii) is established, organized under or whose principal place of business is in any Prohibited Country, (iii) has failed to submit an affidavit following request therefor averring that it does not own or control any property or asset in and has not and does not transact business with any Prohibited Country; and (c) to Tenant’s knowledge, any publicly traded company identified by an independent researcher specializing in global security as (i) owning or controlling property or assets or having employees or facilities located in, (ii) providing goods or services to or obtaining goods or services from, (iii) having distribution agreements with, issuing credits or loans to or purchasing bonds or commercial paper issued by, or (iv) investing in any Prohibited Country or any company domiciled in any Prohibited Country. For purposes of this Paragraph, a “company” is any entity whether publicly traded or privately owned capable of affecting commerce, including but not limited to, a government, government agency, natural person, legal person, sole proprietorship, partnership, firm, corporation, subsidiary, affiliate, franchisor, franchisee, joint venture, trade association, financial institution, utility, public franchise, provider of financial services, trust, or enterprise and any association thereof.

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ARTICLE 34

SHARED DOCK AREA

Tenant will have use of the shared dock area as shown in Exhibit B. All tenants using the shared dock area will be responsible for cleaning, maintenance, and repairs of the dock area including levelers, hoods, bumpers, overhead doors, and any other items related to the shared dock area. All tenants using the shared dock area will be charged their proportionate share of repairs, maintenance, replacement, and improvement expenses made by the Landlord in accordance with the shared dock area with Tenant’s proportionate share being seventy-five percent (75%). Landlord agrees to cooperate with Tenant and to enforce any indemnity or similar provisions in any lease of portions of the shared dock area with other tenants of the Property to the extent that Landlord and Tenant reasonably determine that any damage to the dock area was caused by such other user.

ARTICLE 35

OPTION TO RENEW

ill have a One-Time Option to Renew current space for five (5) years at the current market rent at that time by giving the Landlord six (6) month written notice prior to lease expiration. The space will be renewed “as is” and Landlord will not be required to provide Tenant Improvement Allowance. Co-Broker Fees will not be paid by Landlord if Tenant chooses to exercise Option. If Landlord and Tenant cannot agree on the market rent rate within 30 days after Tenant’s receipt of Landlord’s proposed market rent rate (it being agreed that both Landlord and Tenant will be reasonable in their attempt to determine the market rent rate), Tenant, by written notice to Landlord made within 5 business days after the expiration of such 30 day period, may cause said rate to be determined by arbitration in accordance with the following provisions, failing such timely notice Tenant’s One-Time Option to Renew shall be null and void and of no force and effect: The determination of the market rent rate will be determined by an arbitration board consisting of three reputable real estate professionals with experience with similar buildings within the southwest suburban Minneapolis area. Within 20 days after initiation of arbitration, each party shall appoint one arbitrator who shall have no material financial or business interest in common with the party making the selection and shall not have been employed by such party for a period of three years prior to the date of selection. If a party fails to give notice of appointment of its arbitrator within the 20 day period provided above, then upon 5 business days’ notice the other party may appoint the second arbitrator. The arbitrators selected by the parties shall attempt to agree upon a third arbitrator. If the first two arbitrators are unable to agree on a third arbitrator within 30 days after the appointment of the second arbitrator, then such third arbitrator shall be appointed by the presiding judge of the Hennepin County District Court, or by any person to whom such presiding judge formally delegates the matter or, if such methods of appointment fail, by the American Arbitration Association. Within 30 days of the appointment of the third arbitrator, Landlord, Tenant and the three arbitrators shall meet at the Premises, and in a proceeding held in accordance with the rules of the American Arbitration Association, Landlord and Tenant shall each submit to the arbitrators their proposals for the market rent rate and shall be allowed to present such evidence and testimony in support thereof as is allowed under the rules of the American Arbitration Association. The arbitrators shall be instructed that within 30 days after the date on which Landlord, Tenant and the arbitrators conclude such meeting, the arbitrators shall select one of the two proposed market rent rate figures, with no compromise or alternative market rent rate figures to be permitted. The market rent rate figure selected by a majority of the arbitrators shall be binding upon Landlord and Tenant. The decision of the arbitrators, determined as above set forth, will be final and non-appealable. Except where specifically provided otherwise in the Lease, each party shall bear its own expenses in connection with the arbitration and the costs of its arbitrator, and the cost of the third arbitrator shall be shared equally by Landlord and Tenant. The costs of all counsel, experts and other representatives that are retained by a party will be paid by such party.

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ARTICLE 36

MISCELLANEOUS

(a) All exhibits attached hereto are hereby incorporated into this Lease and made a part hereof.

(b) All of the covenants of Landlord and Tenant hereunder shall be deemed and construed to be “conditions” as well as “covenants” as though both words were used in each separate instance.

(c) Except as otherwise expressly provided in this Lease, Landlord shall not unreasonably withhold, condition or delay any consent or approval required under this Lease.

(d) Neither this Lease, nor any memorandum thereof, shall be recorded in any public records by Tenant without the prior written consent of Landlord.

(e) The paragraph headings appearing in this Lease are inserted only as a matter of convenience, and in no way define or limit the scope of any paragraph.

(f) Submission of this Lease shall not be deemed to be an offer, an acceptance or a reservation of the Premises and Landlord shall not be bound hereby until Landlord has delivered to Tenant, or to Tenant’s designated agent a fully executed copy of this Lease, signed by both of the parties in the spaces herein provided. Until such delivery, Landlord reserves the right to show and lease the Premises to other prospective tenants.

(g) All of the terms of this Lease shall extend to and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

(h) This Lease and the parties’ respective rights hereunder shall be governed by the laws of the State of Minnesota. In the event of litigation, suit shall be brought in the County of Hennepin, State of Minnesota. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY ON ANY ISSUE INVOLVING THIS LEASE.

(i) In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action. Such amounts shall be included in, but in addition to, any judgment rendered in any such action or proceeding.

(j) No waiver by either Landlord or Tenant of any provision of this Lease or of any breach by the other party hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by such party. Neither Landlord’s nor Tenant’s consent to or approval of any act by the other party requiring Landlord’s or Tenant’s consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord’s or Tenant’s, as the case may be, consent to or approval of any subsequent act of the other party

(k) No act or thing done by Landlord or Landlord’s agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord. No endorsement or statement on any check or payment, or on any letter accompanying any check or payment, shall be deemed an accord and satisfaction; and Landlord may accept any check or payment without prejudice to Landlord’s right to recover any additional amount due or to pursue any other remedy in this Lease.

(l) In the event any provision of this Lease is invalid or unenforceable, the same shall not affect or impair the validity or enforceability of any other provision.

(m) In addition to all other amounts due in this Lease any amount not paid by Tenant within five (5) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or ten percent (10%) per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable Legal Requirements governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable Legal Requirements are ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable Legal Requirements, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

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(n) Time is of the essence of this Lease and each and all of its provisions.

(o) Tenant hereby covenants and warrants that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in the state in which the Property is located, that the Tenant has full right and authority to enter into this Lease pursuant to the terms of its formation and that each person signing on behalf of Tenant is authorized to do so. Tenant shall provide Landlord on demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions, certificates, and opinions of counsel. Landlord hereby covenants and warrants that Landlord is a duly authorized and existing entity, that Landlord has and is qualified to do business in the state in which the Property is located, that the Landlord has full right and authority to enter into this Lease pursuant to the terms of its formation, and that each person signing on behalf of Landlord is authorized to do so. If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm, or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(p) This Agreement is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party.

(q) Upon Landlord’s written request, Tenant shall promptly furnish Landlord, from time to time, with the most current annual and quarterly financial statements prepared in accordance with generally accepted accounting principles, certified by Tenant to be true and correct, and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

(r) This Lease may be executed in one or more counterparts, each of which will constitute an original, and all of which together shall constitute one and the same agreement. Executed copies hereof may be delivered by e-mail or facsimile and, upon receipt, shall be deemed originals and binding upon the parties hereto. Without limiting or otherwise affecting the validity of executed copies hereof that have been delivered by e-mail or facsimile, the parties will use best efforts to deliver originals as promptly as possible after execution.

(s) If and when included within the term “Landlord,” as used in this instrument, there is more than one person, firm, limited liability company, or corporation, each shall be jointly and severally liable for the obligations of Landlord.

ARTICLE 37

RIGHT OF FIRST OFFER

(a) Tenant shall have a one-time right of first offer to lease Suite C or Suite E within the Building that becomes available during the initial Term of this Lease (the “Offer Space”) subject to the terms and conditions of this Article (a “Right of First Offer”).

(b) During the initial Term (the “ROFO Period”) if Landlord believes that the Offer Space will become available for lease within the following six (6) months, Landlord shall provide Tenant a first opportunity to lease the Offer Space by providing a notice indicating the terms on which Landlord would be willing to lease the Offer Space (“Landlord’s First Offer Notice”). Tenant shall have a period of twenty (20) days following receipt of Landlord’s First Offer Notice to give Landlord notice that Tenant will lease the Offer Space on the identical terms and conditions set forth in Landlord’s First Offer Notice. If Tenant responds affirmatively, then this Lease shall be amended to incorporate the terms included in Landlord’s First Offer Notice and the term with respect to the Offer Space shall commence on the later of thirty (30) days after (i) the Offer Space becomes vacant; or (ii) Tenant’s acceptance of Landlord’s First Offer Notice. Landlord’s First Offer Notice may only be accepted in whole, not in part. The term of the lease for any Offer Space shall be co-terminous with the term of this Lease (including any renewal option).

[SIGNATURES ARE ON THE FOLLOWING PAGE.]

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HEREFORE, Landlord and Tenant have respectively executed this Lease as of the date set forth by their respective signatures as below written.

LANDLORD:		TENANT:

Dewey AL L.L.C. and Dewey MS L.L.C.		Petvivo Holdings, Inc.

By:	/s/ Gena Janetka	By:	/s/ John Lai
Name:	Gena Janetka	Name:	John Lai
Title:	Agent for Owner Dewey MS L.L.C.	Title:	CEO
Date:	1/5/2023	Date:	1/10/2023

By:	/s/ Joel Lavintman
Name:	Joel Lavintman
Title:	Agent for Owner Dewey AL L.L.C.
Date:	1/4/2023

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